Separation and Release of Claims Agreement

This Separation and Release of Claims Agreement (this “Agreement”) is dated as of April 8, 2014 (the “Execution Date”), by and between MusclePharm Corporation, a Nevada corporation (the “Company”), on behalf of itself, its subsidiaries and other corporate affiliates and each of their respective employees, officers, directors, owners, shareholders and agents (collectively referred to herein as, the “Employer Group”), and L. Gary Davis (the “Employee”). The Company and the Employee are sometimes collectively referred to herein as the “Parties.”

Agreement

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company (on its own behalf and on behalf of its successors and assigns) and the Employee hereby agree as follows:

1.          The Employee’s Separation. The Executive’s employment with the Company will terminate effective as of December 31, 2014 (the “Separation Date”), and the Employee has provided his resignation (attached hereto as Exhibit A). After the Separation Date, the Employee will not represent himself as being an employee, officer, or attorney of the Company for any purpose. Except as otherwise set forth in this Agreement, the Separation Date will be the employment termination date for the Employee for all purposes, meaning the Employee will no longer be entitled to any further compensation, monies or other benefits from the Company, including coverage under any benefits plans or programs sponsored by the Company. The Employee hereby resigns, effective as of the Separation Date, all positions, titles, duties, authorities and responsibilities with, arising out of or relating to his employment with the Company and any subsidiaries and affiliates and agrees to execute any and all additional documents and take such further steps as may be required to effectuate such resignation. The Employment Agreement is hereby canceled and the parties shall have no further obligations to each other thereunder except as specifically provided in this Agreement.

2.          Transition. The Company will work with the Employee, beginning upon the execution of this Agreement, to transition him from the Chief Financial Officer position into a Special Projects role whereby Employee shall step down from his position as Chief Financial Officer, and as a named executive officer, in particular for the purposes of the reporting requirements of Section 16 of the Securities and Exchange Act of 1934, as amended, with such resignation from the position as Chief Financial Officer to be effective as of April 15, 2014. The Employee will report to Richard Estalella for the remainder of his employment. The Employee will focus on special projects assigned by either Brad Pyatt or Richard Estalella that will leverage his expertise throughout the remainder of the year. He will work from home and travel to the Denver Corporate as needed. It is expected that these projects will warrant an average of 20 hours a week of effort on the part of the employee. Employee may be retained on a contract basis after the termination date if mutually agreed to by both parties as it relates to both term and rate of pay.

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3.          Certain Payments and Benefits.

(a)          Payment. The Employee acknowledges will continue to receive his base salary up to and including the Separation Date, less applicable withholdings. Regardless of whether the Employee revokes his Release, the Employee will be paid on the first payroll date after the Separation Date: (i) all unpaid bonus money earned up to and including the Separation Date (the Parties acknowledge and agree that the Employee has an accrued and unpaid bonus in the amount of $62,500.00, less applicable withholdings (the “Final Bonus Payment”)); (ii) all accrued but unused vacation time earned up to and including the Separation Date, less applicable withholdings, for which he will be paid); and (iii) any previously unreimbursed legitimate business expenses to which the Employee is entitled to reimbursement following submission of proper expense reports under the Company’s business expense reimbursement policy.

(b)          Separation Benefits. In consideration for the Employee’s execution, non-revocation of, and compliance with this Agreement, including the Release (as defined below in Section 3(a)) in Section 3, the Company agrees to provide the following benefits:

(i)          Target Bonus. The Company will pay the Employee a lump sum of $62,500 upon execution of this agreement, less applicable withholdings, and will pay the Final Bonus Payment, which the Employee earned as of the Separation Date. For the avoidance of any doubt, the Employee agrees and acknowledges that, except for the Final Bonus Payment, he is not be entitled to receive payment with respect to any remaining portion of his 2013 target bonus, regardless of whether the performance goals are later achieved, because as of the Separation Date, no other portion of this bonus amount has been earned.

(ii)         Restricted Stock Units. The Restricted Stock Agreement dated July 1, 2013, by and between the Employee and the Company (the “RSU Agreement”) shall be amended for any change of position,, and, notwithstanding anything contained in Section 9 of the RSU Agreement, the unvested Restricted Stock Units shall vest according to the vesting schedule set forth in Section 1 of the RSU Agreement, subject to the Employee’s compliance with Section 4 and Section 10 below. The company will remove any applicable restrictions or limitations for a “Specified Employee” (as such term is defined in Treasury Regulation §1.409A-1(i)), which may include a six (6) month delay in the issuance of shares of Common Stock upon the vesting of any Restricted Stock Units under the RSU Agreement, allowable by law.

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(iii)        The Employee acknowledges that these benefits exceed what he is otherwise entitled to receive upon separation from employment, and that these benefits are in exchange for executing this Agreement. The Employee further acknowledges no entitlement to any additional payment or consideration not specifically referenced herein and shall receive no compensation for his service on the Board from the Separation Date until his resignation from the Board.

4.          Release.

(a)          For and in consideration of the receipt of the payments and other benefits and promises set forth in this Agreement, the Employee, for the Employee, the Employee’s marital community and children, the Employee’s heirs, beneficiaries, devisees, executors, administrators, attorneys, personal representatives, successors and assigns, hereby forever releases and discharges the Company and the Employer Group, and any of their divisions, affiliates, subsidiaries, parents, predecessors, successors, assigns, and, with respect to such entities, their officers, directors, managers, members, employees, agents, stockholders, administrators, general or limited partners, representatives, attorneys, insurers and fiduciaries, past, present and future (collectively, the “Released Parties”) from any and all claims of any kind arising out of, or related to, his employment and separation from employment with the Company, its affiliates and subsidiaries (collectively, with the Company, the “Affiliated Entities”), which the Employee now has or may have against the Released Parties, whether known or unknown to the Employee, and whether vicarious, derivative, or direct (the “Release”). Such released claims include, without limitation, any and all claims arising under federal, state or local laws pertaining to employment, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C. 621 et seq. (“ADEA”), the Older Workers Benefit Protection Act, the Fair Labor Standards Act, as amended, 29 U.S.C. Section 201 et seq., the Americans with Disabilities Act, as amended, 42 U.S.C. Section 12101 et seq., the Reconstruction Era Civil Rights Act, as amended, 42 U.S.C. Section 1981 et seq., the Rehabilitation Act of 1973, as amended, 29 U.S.C. Section 701 et seq., the Family and Medical Leave Act of 1992, 29 U.S.C. Section 2601 et seq., and any and all other federal, state or local laws regarding employment discrimination and/or federal, state, or local laws of any type or description regarding employment, including, but not limited to, any claims arising from or derivative of the Employee’s employment and separation from employment with the Affiliated Entities, as well as any and all such claims under state contract or tort law, including, without limitation, under the Employment Agreement, and including any claim for attorneys’ fees. Notwithstanding anything else herein to the contrary, this Section 3 shall not affect and does not release: (i) any claims that arise after the date the Employee executes this Agreement; (ii) any claims that cannot be waived by applicable law; (iii) the Employee’s vested benefits under the Company’s qualified plans, if any; or (iv) rights to indemnification or liability insurance coverage the Employee may have under the Indemnification Agreement, the Articles of Incorporation and the Bylaws of the Company, or applicable law.

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(b)          The Employee hereby represents that the Employee has not filed or commenced any proceeding regarding the claims and matters discussed in Section 3(a).

(c)          For the purpose of implementing a full and complete release and discharge of the Released Parties, the Employee expressly acknowledges that the Release is intended to include in its effect, without limitation, all claims or other matters described in Section 3(a) that the Employee does not know or suspect to exist in the Employee’s favor at the time of execution hereof or upon the termination of the Employee’s employment hereunder, and that the Release contemplates the extinguishment of any and all such claims or other such matters. The Released Parties who are not parties to this Agreement are third-party beneficiaries of the Release and are entitled to enforce its provisions.

(d)          The Employee warrants that no promise or inducement has been offered for the Release other than as set forth herein and that the Release is executed without reliance upon any other promises or representations, oral or written. Any modification of the Release must be made in writing and be signed by the Employee and the Company.

(e)          If any provision of the Release or compliance by the Employee or the Company with any provision of the Release constitutes a violation of any law, or is or becomes unenforceable or void, then such provision, to the extent only that it is in violation of law, unenforceable or void, will be deemed modified to the extent necessary so that it is no longer in violation of law, unenforceable or void, and such provision will be enforced to the fullest extent permitted by law. If such modification is not possible, such provision, to the extent that it is in violation of law, unenforceable or void, will be deemed severable from the remaining provisions of the Release, which provisions will remain binding on both the Employee and the Company. The Release is governed by, and construed and interpreted in accordance with the laws of the State of Colorado, without regard to principles of conflicts of law. The Release represents the entire understanding of the Parties with respect to the subject matter herein, and no oral representations have been made or relied upon by the Parties.

(f)          The Employee acknowledges and agrees that he forever waives any right to recover, and will not request or accept, anything of value from any of the Released Parties as compensation or damages growing out of, resulting from, or connected in any way with his employment or the ending of his employment with the Company, the employment practices of the Company, or with any other act, conduct, or omission of any of the Released Parties, other than as specifically set out in this Agreement, whether sought directly by him or by any administrative agency or other public authority, individual, or group of individuals on his behalf.

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(g)          The Employee specifically agrees and acknowledges that: (i) he has read and understands the terms of this Agreement, including the Release; (ii) he is hereby advised in writing by the Company to consult with an attorney prior to executing this Agreement; (iii) following his execution of this Agreement he has seven (7) days in which to revoke his Release and that, if he chooses not to so revoke, this Agreement shall become effective and enforceable on the eighth (8th) day following his execution of this Agreement (the “Effective Date”). To revoke the Release, the Employee understands that he must give a written revocation to the company, within the seven (7)-day period following the Execution Date. If the last day of the revocation period is a Saturday, Sunday, or legal holiday in the State of Colorado, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday or legal holiday. If he revokes the Release, this Agreement will not become effective or enforceable and the Employee acknowledges and agrees that he will not be entitled to any benefits in Sections 3(a)(i), 3(a)(ii), 3(b)(i), and 3(b)(ii) hereof.

5.          Further Promises, Undertakings, and Acknowledgements of the Employee.

(a)          Return of Company Property. As of the Separation Date, the Employee shall promptly return to the Chief Executive Officer of the Company in good and working condition all property of the Company or any of the other Released Parties in his possession, custody, or control, including without limitation: (i) physical property, such as Company-provided equipment, computer and related equipment, credit card(s), key(s), or identification or access card(s) or badge(s); (ii) access codes or passwords to the Company’s information or security systems; and (iii) all Confidential Information (as defined below) and other physical or electronic documents concerning the business or operations of the Company or any of the other Released Parties.

(b)          Removal of Personal Property. The Employee acknowledges that he has removed all of his personal property from the Company’s offices as of the date hereof.

(c)          Confidentiality.

(i)          The Employee understands and acknowledges that during the course of his employment by the Company, he had access to and learned about confidential, secret and proprietary documents, materials and other information, in tangible and intangible form, of and relating to the Employer Group and its businesses and existing and prospective customers, suppliers, investors and other associated third parties (collectively, “Confidential Information”). The Employee further understands and acknowledges that this Confidential Information and the Company’s ability to reserve it for the exclusive knowledge and use of the Employer Group is of great competitive importance and commercial value to the Company, and that improper use or disclosure of the Confidential Information by the Employee might cause the Company to incur financial costs, loss of business advantage, liability under confidentiality agreements with third parties, civil damages and criminal penalties.

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(ii)         For purposes of this Agreement, the term “Confidential Information” includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, web design, work-in-process, databases, manuals, records, articles, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, employee lists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, graphics, drawings, sketches, market studies, sales information, revenue, costs, formulae, notes, communications, algorithms, product plans, designs, styles, models, ideas, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, customer lists, client information, client lists, manufacturing information, factory lists, distributor lists, and buyer lists of the Employer Group or its businesses or any existing or prospective customer, supplier, investor or other associated third party, or of any other person or entity that has entrusted information to the Company in confidence.

(iii)        The Employee understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

(iv)        The Employee understands and agrees that Confidential Information developed by him in the course of his employment by the Company is subject to the terms and conditions of this Agreement as if the Company furnished the same Confidential Information to the Employee in the first instance. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to the Employee, provided that such disclosure is through no direct or indirect fault of the Employee or person(s) acting on the Employee’s behalf.

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(v)         Disclosure and Use Restrictions. The Employee agrees and covenants: (A) to treat all Confidential Information as strictly confidential; (B) not to directly or indirectly disclose, publish, communicate or make available Confidential Information, or allow it to be disclosed, published, communicated or made available, in whole or part, to any entity or person whatsoever; and (C) not to access or use any Confidential Information, and not to copy any documents, records, files, media or other resources containing any Confidential Information, or remove any such documents, records, files, media or other resources from the premises or control of the Employer Group, except as required in the performance of any of the Employee’s remaining authorized duties or with the prior consent of the company in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent). Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency; provided that the disclosure does not exceed the extent of disclosure required by such law, regulation or order. The Employee shall promptly provide written notice of any such required disclosure to the company.

(vi)        Duration of Confidentiality Obligations. The Employee understands and acknowledges that his obligations under this Agreement with regard to any particular Confidential Information shall commence immediately and shall continue during and after his employment by the Company for ten (10) years from the Separation Date; provided, however, that the Employee’s obligations with respect to any trade secrets shall continue beyond ten (10) years for so long as such information remains a trade secret under applicable law.

(d)          Non-Competition.

(i)          Because of the Employer Group’s legitimate business interest as described herein and the good and valuable consideration paid to the Employee, the Employee agrees and covenants not to engage in any Prohibited Activity within the nutritional supplement industry for twenty-four (24) months after the Separation Date unless approved by the company in writing.

(ii)         For purposes of this Section 4(d), the term “Prohibited Activity” means any activity in which the Employee contributes his knowledge, directly or indirectly, in whole or in part, as an employee, employer, owner, operator, manager, advisor, consultant, agent, partner, director, stockholder, officer, volunteer, intern or any other similar capacity, to an entity engaged in the same or similar business as the Employer Group, including those engaged in the business of developing, marketing, manufacturing, and selling athlete-focused, high quality nutritional supplements primarily to specialty resellers.

(iii)        Nothing herein shall prohibit the Employee from purchasing or owning less than five percent (5%) of the publicly traded securities of any corporation, provided that such ownership represents a passive investment and that the Employee is not a controlling person of, or a member of a group that controls, such corporation.

(e)          Non-Solicitation of Employees. The Employee agrees and covenants not to directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Employer Group for twenty-four (24) months after the Separation Date.

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(f)          Non-Solicitation of Customers. The Employee agrees and covenants, for twenty-four (24) months after the Separation Date not to directly or indirectly solicit, contact (including but not limited to e-mail, regular mail, express mail, telephone, fax, and instant message), attempt to contact or meet with the Company’s current, former or prospective customers, for purposes of offering or accepting goods or services similar to or competitive with those offered by the Company.

(g)          Non-Disparagement.

(i)          The Employee agrees not to express any statements, written or verbal, or cause or encourage others to make any derogatory or damaging statements, written or verbal, that in any way interfere with their existing or prospective business relationships, or defame or disparage the personal or business reputation, practices or conduct of the Company, the Employer Group, the Released Parties, the Affiliated Entities and any of their members, managers, directors, owners, employees, officers, family members, representatives and attorneys. Furthermore, the Employee will not represent himself as being an employee, officer, attorney, agent or representative of MusclePharm Corporation, its subsidiaries or product lines, for any purpose. The Employee understands and acknowledges that this Section 4(g) is a material inducement to the making of this Agreement and that he violates the terms of this Section 4(g), any unvested Restricted Stock Units and any unvested Restricted Stock shall be immediately forfeited and the Company and the Employer Group will be entitled to pursue any other legal and equitable remedies, including without limitation, the right to recover damages (including but not limited to any amounts paid and/or owing under this Agreement) and to seek injunctive relief.

(ii)         This Section 4(g) does not, in any way, restrict or impede the Employee from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. The Employee shall promptly provide written notice of any such order to the company.

6.          Knowing and Voluntary Acknowledgement. The Employee specifically agrees and acknowledges that: (a) the Employee has read this Agreement in its entirety and understands all of its terms; (b) the Employee has been advised of and has availed himself of his right to consult with his attorney prior to executing this Agreement; (c) the Employee knowingly, freely and voluntarily assents to all of its terms and conditions including, without limitation, the waiver, release and covenants contained herein; (d) the Employee is executing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which he is otherwise entitled; (e) the Employee is not waiving or releasing rights or claims that may arise after his execution of this Agreement; and that (f) the Release in this Agreement is being requested in connection with the cessation of his employment with the Company.

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7.          Restrictive Covenant Remedies. In the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Employee hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief. Furthermore, any breach of Sections 4(c), 4(d), 4(e), 4(f) or 4(g) by the Employee, shall result in the immediate forfeiture of the Employee’s right, title and interest in and to all unvested Restricted Stock Units and all unvested shares of Restricted Stock.

8.          Non-Disparagement of the Employee. The Company agrees that, for a period of twenty-four (24) months from the Separation Date, it shall direct its executive officers and directors that, either on behalf of the Company or in their personal capacity, they will not make (a) any public statement that disparages or demeans the services, ability, business ethics or conduct of the Employee; or (b) any public comments or statements detrimental to the interests of the Employee other than in the course of lawful competition with the Employee or as otherwise permitted by law. This Section 7 does not, in any way, restrict or impede the Company or its executive officers and directors from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency; provided that such compliance does not exceed that required by the law, regulation, or order.

9.          Press Release. The Company agrees that it will share an advance draft of any press release (or portion thereof) it intends to issue regarding the Employee’s resignation from the Company. Notwithstanding the foregoing, the Company is under no obligation to revise or modify any press release it intends to issue in that regard.

10.         Successors and Assigns.

(a)          Assignment by the Company. The Company may assign this Agreement to any subsidiary or corporate affiliate in the Employer Group or otherwise, or to any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company. This Agreement shall inure to the benefit of the Employer Group and permitted successors and assigns.

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(b)          No Assignment by the Employee. The Employee may not assign this Agreement or any part hereof. Any purported assignment by the Employee shall be null and void from the initial date of purported assignment. Furthermore, the rights and privileges conferred by the RSU Agreement may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the restricted stock conferred in the RSU Agreement, or of any right or privilege conferred by the RSU Agreement, or upon any attempted sale under any execution, attachment or similar process, the unvested restricted stock conferred pursuant to the RSU Agreement and the rights and privileges conferred by the RSU Agreement immediately will become null and void.

11.         Governing Law; Jurisdiction; Venue; and Waiver of Jury Trial. This Agreement, for all purposes, shall be construed in accordance with the laws of the State of Colorado without regard to conflicts-of-law principles. Any action or proceeding by either of the Parties to enforce this Agreement shall be brought only in any state or federal court located in the city and county of Denver, Colorado. The Parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue. The Parties irrevocably waive the right to trial by jury and agree not to ask for a jury in any such proceeding.

12.         Entire Agreement. Unless specifically provided herein, this Agreement contains all the understandings and representations between the Employee and the Employer Group pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. The Parties mutually agree that the Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement. In the event of any inconsistency between the statements in the body of this Agreement and the Employment Agreement, and the RSU Agreement, the statements in the body of this Agreement shall control.

13.         Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Employee and by the Chief Executive Officer of the Company. No waiver by either of the Parties of any breach by the other party hereto of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the Parties in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

14.         Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the Parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement.

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The Parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement or by making such other modifications as it deems warranted to carry out the intent and agreement of the Parties as embodied herein to the maximum extent permitted by law.

The Parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had not been set forth herein.

15.         Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

16.         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

17.         Tolling. Should the Employee violate any of the terms of the restrictive covenant obligations articulated herein, the obligation at issue will run from the first date on which the Employee ceases to be in violation of such obligation.

18.         Attorneys’ Fees. Should the Employee breach any of the terms of the restrictive covenants obligations referenced herein, to the extent authorized by state law, the Employee will be responsible for payment of all reasonable attorneys’ fees and costs that the Company incurred in the course of enforcing the terms of the Agreement, including demonstrating the existence of a breach and any other contract enforcement efforts.

19.         Section 409A. This Agreement is intended to comply with Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”), or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Employee on account of non-compliance with Section 409A.

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20.         Notice. The Employee agrees to notify any subsequent employer of the restrictive covenants section contained in this Agreement. In addition, the Employee authorizes the Employer Group to provide a copy of the restrictive covenants section of this Agreement to third parties, including but not limited to, the Employee’s subsequent, anticipated or possible future employer.

21.         Employment Taxes. Any payments made pursuant to this Agreement will be reported on Form W-2, if so required, and shall be subject to withholding of applicable income and employment taxes.

22.         Acknowledgment of Full Understanding. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT HE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT HE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF HIS CHOICE BEFORE SIGNING THIS AGREEMENT. THE EMPLOYEE FURTHER ACKNOWLEDGES THAT HIS SIGNATURE BELOW IS AN AGREEMENT TO RELEASE THE COMPANY FROM ANY AND ALL CLAIMS.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Execution Date.

MUSCLEPHARM CORPORATION

By:	/s/Brad Pyatt
Name: Brad J. Pyatt Title: Chief Executive Officer

EMPLOYEE

/s/Gary Davis
L. Gary Davis

SIGNATURE PAGE

TO THE

SEPARATION AND RELEASE OF CLAIMS AGREEMENT

EXHIBIT A

April 8, 2014

Brad Pyatt

MusclePharm Corporation

4721 Ironton Street

Building A

Denver, Colorado 80239

Brad:

I would like to notify you of my intent to retire effective December 31, 2014, I would like to provide plenty of notice to transition out of my positions as an officer and employee of MusclePharm Corporation (the “Company”) and its subsidiaries. As of that date, I would resign any positions in relation to any employee benefit plans sponsored or maintained by the foregoing entities.

I am willing to transition out of the Chief Financial Officer position effective seven (7) days from the date hereof. Notwithstanding the foregoing, I hereby agree to perform my obligations pursuant to that certain Separation and Release of Claims Agreement dated the date hereof.

I have enjoyed my time here and there were no disagreements as to any matter relating to the Company’s operations, policies or practices or otherwise, between the Company and me relative to this decision.

Sincerely,

/s/Gary Davis
L. Gary Davis